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FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Frank Straub Chief Financial Officer (773) 380-6636	Leslie Loyet (312) 640-6672

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 1, 2009

DEERFIELD CAPITAL CORP. ANNOUNCES COMPLIANCE WITH
NYSE AMEX CONTINUED LISTING CRITERIA

CHICAGO, July 1, 2009 — Deerfield Capital Corp. (NYSE AMEX: DFR) (the “Company”) today announced that, on June 29, 2009, it received notification from the NYSE Amex LLC (the “NYSE Amex”) that the Company has resolved the continued listing deficiency referenced in the NYSE Amex’s letter dated April 15, 2009. The Company’s listing is now in good standing with the NYSE Amex. However, the Company can make no representation that it will be able to maintain compliance with the continued listing standards of the NYSE Amex in the future.

About the Company

The Company, through its subsidiary, Deerfield Capital Management LLC, manages client assets, including bank loans and other corporate debt, residential mortgage-backed securities, government securities and asset-backed securities. In addition, the Company has a principal investing portfolio comprised of fixed income investments, including bank loans and other corporate debt and residential mortgage-backed securities.

For more information, please go to the company website, at www.deerfieldcapital.com.